UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CF ACQUISITION CORP. VIII

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CF Acquisition Corp. VIII sent a notice to stockholders on February 22, 2022, reminding them to vote to approve the proposed extension amendment and urging stockholders to vote for all of the proposals to be presented at the special meeting of stockholders to be held on March 8, 2022. A copy of the notice is being filed herewith as definitive additional materials.

CF ACQUISITION CORP. VIII

110 East 59th Street

New York, New York 10022

**** IMPORTANT REMINDER ****

Dear CF Acquisition Corp. VIII Stockholder:

By now, you should have received your proxy materials for the 2022 Special Meeting of Stockholders of CF Acquisition Corp. VIII (“CF VIII”), which is scheduled to be held virtually, via live webcast, on March 8, 2022. You are receiving this reminder letter because your vote(s) were not yet processed at the time that this letter was sent to you.  If you have already voted, we would like to thank you for your vote.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY

Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

The CF VIII board of directors recommends that you vote “FOR” ALL proposals. Even if you plan on attending the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

****PLEASE VOTE TODAY****

Thank you for your investment in CF Acquisition Corp. VIII and for taking the time to vote your shares.

Sincerely,

Howard W. Lutnick

Chairman and Chief Executive Officer